EXHIBIT 99
[TD Banknorth Inc. Logo]
                                                                 News Release

                                                               Media Contact:
                                                            TD Banknorth Inc.
                                                            Jeffrey Nathanson
                                                               (207) 761-8517
                                            jeffrey.nathanson@tdbanknorth.com


FOR IMMEDIATE RELEASE
June 30, 2006

TD Banknorth Inc. Announces Second Quarter 2006 Earnings
Conference Call

PORTLAND, Maine--June 30, 2006--TD Banknorth Inc. (NYSE:BNK) will release its 2006 second quarter earnings before the market opens on Wednesday, July 26, 2006 and will hold its quarterly earnings conference call on that same day at 10:30 a.m. Eastern Time. The call, to be hosted by William J. Ryan, Chairman, President and CEO of TD Banknorth, will be followed by a question and answer period for analysts and investors.

The dial-in number for the call in the USA and Canada is 866-277-1182 and the international dial-in number is 617-597-5359. The passcode for the earnings conference call is 77729051. The conference call is also being web cast by Thomson and can be accessed at TD Banknorth's website at www.tdbanknorth.com/investorrelations.

The web cast is also being distributed over Thomson's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson's individual investor center at http://www.earnings.com or by visiting any of the investor sites in Thomson's Individual Investor Network. Institutional Investors can access the call via Thomson's password-protected event management site, Street Events (www.streetevents.com).

A replay of the conference call will be available shortly after the call's completion for at least 30 days. The replay dial-in number in the USA and Canada is 888-286-8010 and the international replay dial-in number is 617-801-6888. The replay passcode is 93005233. A web cast replay will also be available at TD Banknorth's website.

About TD Banknorth
TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine, and a majority-owned subsidiary of TDBFG. At March 31, 2006, TD Banknorth had over $40 billion of total consolidated assets and provided financial services to more than 1.5 million households in the Northeast. TD Banknorth's banking subsidiary, TD Banknorth, N.A., operates banking divisions in Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Vermont. TD Banknorth and TD Banknorth, N.A., also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking, private label credit cards, insurance premium financing and other financial services, and offer investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol "BNK". For more information, visit http://www.TDBanknorth.com.

CONTACT: TD Banknorth Inc.
Jeffrey Nathanson, 207-761-8517

SOURCE: TD Banknorth Inc.